  Exhibit 10.1

Patent Assignment

This Patent Assignment (this “Patent Assignment”) is made and effective as of April 15, 2021 (the “Effective Date”) by Ainos, Inc., a Cayman Islands corporation having a principal place of business at 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands (“Assignor”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Assignor is the sole owner of all rights, title and interest in and to the patents, patent applications, and patent license agreement set forth in Schedule A attached hereto (collectively, the “Patent Assets”);

WHEREAS, Assignor and Amarillo Biosciences, Inc., a Texas corporation having a principal place of business at 4134 Business Park Drive, Amarillo, Texas 79110 (“Assignee”), have entered into that certain Securities Purchase Agreement, dated as of December 24, 2020, by and among Assignee, Assignor, and each of the Major Shareholders named therein (the “Securities Purchase Agreement”); and

WHEREAS, it is a condition to closing the transactions contemplated by the Securities Purchase Agreement that Assignor execute and deliver this Patent Assignment to Assignee in connection with the sale, transfer and conveyance by Assignor to Assignee of Assignor’s right, title and interest to the Patent Assets pursuant to Sections 2.1(d) and 2.2(b)(iii) the Securities Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the good and valuable consideration that Assignor receives under the Securities Purchase Agreement, the receipt and sufficiency of which consideration Assignor hereby acknowledges:

1. Assignor hereby sells, assigns, transfers and conveys to Assignee, the entire worldwide right, title and interest of Assignor (a) in, to and under the Patent Assets (including without limitation, rights to damages and payments for past, present and future infringements or misappropriations), and all continuations, divisionals, substitutions, reexaminations, post- opposition foreign counterpart patents and applications, reissues and extensions thereof, if any, existing on the Effective Date; and (b) in, to and under all rights to apply in any or all countries of the world for patents, certificates of inventions or other governmental grants on the Patent Assets, including the right to apply for patents pursuant to the International Convention for the Protection of Industrial Property or pursuant to any other convention, treaty, agreement or understanding.

2. Assignor hereby authorizes and requests the applicable governmental agencies, whose duty it is to issue patents and applications as aforesaid, to record Assignee as the owner of the Patent Assets, to the same extent as held by Assignor, and to issue all Letters Patent for such Patent Assets in the name of Assignee, as assignee of the entire right, title and interest in, to and under the Patent Assets.

3. Assignor hereby covenants and agrees to cooperate as commercially reasonable (and at Assignee’s expense) with Assignee to enable Assignee to exercise all the right, title and interest conveyed herein. Such cooperation by Assignor shall include executing any petitions, oaths, specifications, declarations or other papers, and any other assistance reasonably necessary for perfecting in Assignee the right, title and interest herein conveyed.

4. Assignor hereby covenants and agrees that if Assignor after the Effective Date receives any business revenues in connection with the Patent Assets, Assignor will promptly so advise Assignee, will segregate and hold such business revenues in trust for the benefit of Assignee and will promptly deliver such funds to an account or accounts designated by Assignee.

5. Assignor hereby represents and warrants that Assignor has not entered and will not enter into any assignment, contract or understanding that would result in the assignment of less than the entire right, title and interest to the Patent Assets assigned hereby.

6. The terms and covenants of this Patent Assignment shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon Assignor, its successors, assigns, and legal representatives.

7. This Patent Assignment shall be governed by the internal law of Taiwan, R.O.C., without regard to conflict of law principles that would result in the application of any law other than the law of Taiwan, R.O.C.

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IN WITNESS WHEREOF, Assignor has caused this Patent Assignment to be executed on its behalf by its duly authorized officer as of the Effective Date.

ASSIGNOR: AINOS, INC.

By: /s/ Tsai Chun Hsien

Name: Tsai Chun Hsien

Title: President and Chief Executive Officer

SCHEDULE A

PATENT ASSETS

Owned Patents

A GAS SENSOR AND MANUFACTURE METHOD THEREOF	Taiwan Patent No.: I565944
MEDICAL VENTILATOR CAPABLE OF ANALYZING INFECTION AND BACTERIA OF PNEUMONIA VIA GAS IDENTIFICATION	Taiwan Patent No.: I565945
GAS DETECTOR	Taiwan Patent No.: D183554

Licensed Patents

MEDICAL VENTILATOR CAPABLE OF ANALYZING INFECTION AND BACTERIA OF PNEUMONIA VIA GAS IDENTIFICATION	Japan Patent No.: JP 6392811 B2
GAS DETECTOR	China Patent No.: CN 304042244 S